UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 20, 2008

CVS CAREMARK CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-01011	05-0494040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive, Woonsocket, Rhode Island 02895
(Address of principal executive offices)

Registrant’s telephone number, including area code: (401) 765-1500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On August 12, 2008, CVS Caremark Corporation, a Delaware corporation (“CVS”), Longs Drug Stores Corporation, a Maryland corporation (“Longs”), and Blue MergerSub Corp., an indirect wholly owned subsidiary of CVS (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser commenced a tender offer to purchase all outstanding shares of common stock, par value $0.50 per share (“Shares”), of Longs for $71.50 per Share, net to the seller in cash, without interest (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 18, 2008 and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”).

The initial offering period of the Offer expired at 6:00 p.m., New York City time, on Friday, October 17, 2008. A total of approximately 27,749,072  Shares (including 3,144,720 Shares tendered by notice of guaranteed delivery) were validly tendered and not withdrawn as of the expiration date of the initial offering period of the Offer, representing approximately 76.51% of the outstanding Shares.  Purchaser has accepted all Shares that were validly tendered and not withdrawn prior to expiration of the Offer for payment pursuant to the terms of the Offer, and payment for such Shares will be made promptly in accordance with the terms of the Offer.

CVS and Purchaser announced a subsequent offering period commencing on Monday, October 20, 2008 and expiring on Tuesday, October 28, 2008 at 6 p.m., New York City time. During the subsequent offering period, Purchaser will accept for payment and promptly pay for Shares as they are tendered. Shareholders who tender Shares during such period will be paid the Offer Price. Shares tendered during the subsequent offering period may not be withdrawn. Purchaser may extend the subsequent offering period. If the subsequent offering period is extended, Purchaser will notify the depositary for the offer and issue a press release prior to 9:00 a.m. New York City time on the first business day following the date the subsequent offering period was scheduled to expire.

Pursuant to the Merger Agreement, Purchaser will merge with and into Longs (the “Merger”), with Longs surviving the Merger as an indirect wholly owned subsidiary of CVS.  At the effective time of the Merger, any remaining outstanding Shares not tendered in the Offer, other than Shares owned by CVS or any direct or indirect wholly owned subsidiary of CVS or Longs, will be acquired for cash at the Offer Price.  The Merger is expected to occur by the end of October 2008.

On October 20, 2008, CVS Caremark Corporation issued a press release announcing the results of the initial offering period and the commencement of the subsequent offering period.  The press release is attached as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

 (d)  Exhibits

Exhibit No.	Description
99.1	Press Release issued by CVS dated October 20, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2008

CVS CAREMARK CORPORATION

By:	/s/ Douglas A. Sgarro
	Name:	Douglas A. Sgarro
	Title:	Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by CVS Caremark Corporation dated October 20, 2008.